UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Ciena Corporation

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Ciena Corporation
7035 Ridge Road
Hanover, Maryland 21076

Annual Meeting of Stockholders
April 2, 2020

Supplement No. 1 to Definitive Proxy Statement dated February 19, 2020

Ciena Corporation (the “Company”) is filing this amendment and supplement (this “Supplement”) dated March 6, 2020 to its proxy statement dated February 19, 2020 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders to be held virtually on April 2, 2020 at 3:00 pm Eastern Time solely to correct an error with respect to the description of the voting standard for Proposals No. 2, 3 and 4 (the “Proposals”) from “a majority of the total votes cast” to “a majority of shares present in person or represented by proxy at the Annual Meeting” and, accordingly, to reflect that an abstention will have the effect of a vote against the applicable Proposal.

Specifically, the final sentence under “Frequently Asked Questions - How many votes are required to approve each proposal?” on page 80 of the Proxy Statement is amended and restated as follows:

Approval of proposals 2, 3 and 4 each require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on these proposals, with abstentions having the same effect as a vote “AGAINST” and broker non-votes not counted as a vote either “FOR” or “AGAINST” and having no effect on the outcome of the vote.

In addition, the final sentence under “Frequently Asked Questions - How are votes counted?” on page 80 of the Proxy Statement is amended and restated as follows:

An abstention will have no effect on the outcome of the election of our directors in an uncontested election, but will have the same effect as a vote “AGAINST” the remaining proposals.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended by this Supplement, all information in the Proxy Statement remains unchanged. If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy over the Internet or by phone by following the instructions included in your proxy materials, or by submitting a written notice of revocation to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. You may also revoke a previously submitted proxy by voting again on a later date over the Internet, by telephone or by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you enter your 16‑digit control number and vote again electronically at the Annual Meeting.